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                                                                   Exhibit 1(g)

                           DRESDNER RCM EQUITY FUNDS, INC.

                                       FORM OF
                                ARTICLES OF AMENDMENT
                                          TO
                              ARTICLES OF INCORPORATION

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     Dresdner RCM Equity Funds, Inc. a Maryland corporation, having its principal office in the State of Maryland in Baltimore City (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST:         Article I of the Corporation's Articles of Incorporation are
hereby amended to read as follows:

     (a) The name of the Corporation is Dresdner RCM Global Funds, Inc. (the "Corporation").

     SECOND:        The Corporation is registered as an open-end investment
     company under the Investment Company Act of 1940.

     THIRD:         The amendment to the Charter of the Corporation as set forth above has been approved by at least a majority of the Board of Directors of the Corporation and is limited to changes expressly permitted by Section 2-605 of subtitle 6 of Title 2 of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

     IT WITNESS WHEREOF, Dresdner RCM Equity Funds, Inc. has caused these Articles of Amendment to be executed by its President and witnessed by its Assistant Secretary on this __ day of ________, 1998. The President of the Corporation who signed these Articles of Amendment acknowledges them to be the act of the Corporation and states under penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

     WITNESS:                                DRESDNER RCM EQUITY FUNDS, INC.

     By:                                     By:
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        Karen Jacoppo-Wood                       George A. Rio
        Assistant Secretary                      President